SUB-ITEM 77Q3

AIM Small Cap Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  7

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       34,765
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        1,500
       Class C                          982
       Class R                        1,798
       Class Y                          233
       Investor Class                 7,717
       Institutional Class            8,415


74V. 1 Net asset value per share (to nearest cent)
       Class A                        18.93
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                        16.46
       Class C                        16.44
       Class R                        18.50
       Class Y                        18.96
       Investor Class                 19.45
       Institutional Class            19.76